Exhibit 4

AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (the “Agreement”) is made as of September 29, 2009, and has been adopted by the Board of Trustees of MEMBERS MUTUAL FUNDS (the “Trust”), a Delaware business trust, to provide for the reorganization of the Small Cap Growth Fund (the “Acquired Fund”) into the Small Cap Value Fund (the “Acquiring Fund”), each a series of the Trust.

I. PLAN OF REORGANIZATION

1.     Acquired Fund agrees to sell, assign, convey, transfer and deliver to Acquiring Fund on the Exchange Date (as defined in Section II.4) all of its properties and assets existing at the Valuation Time (as defined in Section II.2(f)). In consideration therefor, Acquiring Fund agrees, on the Exchange Date, to assume all of the liabilities of Acquired Fund existing at the Valuation Time and deliver to Acquired Fund (i) a number of full and fractional Class A shares of beneficial interest of Acquiring Fund (the “Class A Merger Shares”) having an aggregate net asset value equal to the value of the assets of Acquired Fund attributable to Class A shares of Acquired Fund transferred to Acquiring Fund on such date less the value of the liabilities of Acquired Fund attributable to Class A shares of Acquired Fund assumed by Acquiring Fund on such date; (ii) a number of full and fractional Class B shares of beneficial interest of Acquiring Fund (the “Class B Merger Shares”) having an aggregate net asset value equal to the value of the assets of Acquired Fund attributable to Class B shares of Acquired Fund transferred to Acquiring Fund on such date less the value of the liabilities of Acquired Fund attributable to Class B shares of Acquired Fund assumed by Acquiring Fund on such date; and (iii) a number of full and fractional Class Y shares of beneficial interest of Acquiring Fund (the “Class Y Merger Shares”) having an aggregate net asset value equal to the value of the assets of Acquired Fund attributable to Class Y shares of Acquired Fund transferred to Acquiring Fund on such date less the value of the liabilities of Acquired Fund attributable to Class Y shares of Acquired Fund assumed by Acquiring Fund on such date. The Class A Merger Shares, the Class B Merger Shares, and the Class Y Merger Shares shall be referred to collectively as the “Merger Shares.” The reorganization described in this Plan is intended to be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”). Before the Exchange Date, Acquired Fund will declare and pay to its shareholders a dividend and/or other distribution in an amount such that it will have distributed all of its net investment income and capital gains as described in Section II.6(c) hereof.

2.     Upon consummation of the transactions described in Section I.1 of this Agreement, Acquired Fund will distribute in complete liquidation to its Class A, Class B, and Class Y shareholders of record as of the Exchange Date the Class A, Class B, and Class Y Merger Shares, each shareholder being entitled to receive that proportion of Class A Merger Shares, Class B Merger Shares, or Class Y Merger Shares that the number of Class A, Class B, and Class Y shares of beneficial interest of Acquired Fund held by such shareholder bears to the number of Class A, Class B, or Class Y shares of Acquired Fund outstanding on such date.

3.     In determining contingent deferred sales charges applicable to Class B Merger Shares issued hereby, Acquiring Fund shall give each holder thereof credit for the period during which such holder held Class B shares of Acquired Fund, in exchange for which Class B Merger Shares were issued. In addition, front-end sales charges will not apply to Class A Merger Shares issued to holders of Class A shares of Acquired Fund in the reorganization.

II. AGREEMENT

Acquiring Fund and Acquired Fund agree as follows:

1.     Reorganization.

(a)     Subject to the other terms and conditions contained herein (including Acquired Fund’s obligation to distribute to its shareholders all of its net investment income and capital gains as described in Section II.6(c) hereof), Acquired Fund agrees to sell, assign, convey, transfer and deliver to Acquiring Fund, and Acquiring Fund agrees to acquire from Acquired Fund, on the Exchange Date all of the investments and all of the cash and other properties and assets of Acquired Fund, whether accrued or contingent, in exchange for that number of Merger Shares provided for in Section II.2 and the assumption by Acquiring Fund of all of the liabilities of Acquired Fund, whether accrued or contingent, existing at the Valuation Time. Pursuant to this Agreement, Acquired Fund will, as soon as practicable after the Exchange Date, distribute all of the Class A Merger Shares, Class B Merger Shares, and Class Y Merger Shares received by it to the Class A, Class B, and Class Y shareholders, respectively, of Acquired Fund, in complete liquidation of Acquired Fund.

(b)      As soon as practicable, Acquired Fund will, at its expense, liquidate such of its portfolio securities as Acquiring Fund indicates it does not wish to acquire. This liquidation will be substantially completed before the Exchange Date, unless otherwise agreed by Acquired Fund and Acquiring Fund.

(c)      Acquired Fund agrees to pay or cause to be paid to Acquiring Fund any interest, cash or such dividends, rights and other payments received by it on or after the Exchange Date with respect to the investments and other properties and assets of Acquired Fund, whether accrued or contingent. Any such distribution will be deemed included in the assets transferred to Acquiring Fund at the Exchange Date and will not be separately valued unless the securities in respect of which such distribution is made have gone “ex” before the Valuation Time, in which case any such distribution which remains unpaid at the Exchange Date will be included in the determination of the value of the assets of Acquired Fund acquired by Acquiring Fund.

2.     Exchange of Shares; Valuation Time. On the Exchange Date, Acquiring Fund will deliver to Acquired Fund (i) a number of full and fractional Class A Merger Shares having an aggregate net asset value equal to the value of the assets of Acquired Fund attributable to the Class A shares of Acquired Fund transferred to Acquiring Fund on that date less the value of the liabilities of Acquired Fund attributable to Class A shares of Acquired Fund assumed by Acquiring Fund on that date; (ii) a number of full and fractional Class B Merger Shares having an aggregate net asset value equal to the value of the assets of Acquired Fund attributable to Class B shares of Acquired Fund transferred to Acquiring Fund on that date less the value of the liabilities of Acquired Fund attributable to Class B shares of Acquired Fund assumed by Acquiring Fund on that date; and (iii) a number of full and fractional Class Y Merger Shares having an aggregate net asset value equal to the value of the assets of Acquired Fund attributable to Class Y shares of Acquired Fund transferred to Acquiring Fund on that date less the value of the liabilities of Acquired Fund attributable to Class Y shares of Acquired Fund assumed by Acquiring Fund on that date, in each case as determined as hereafter provided in this Section II.2.

(a)      The net asset value of the Merger Shares to be delivered to Acquired Fund, the value of the assets attributable to the Class A, Class B, and Class Y shares of Acquired Fund and the value of the liabilities attributable to the Class A, Class B, and Class Y shares of Acquired Fund to be assumed by Acquiring Fund will in each case be determined as of the Valuation Time.

(b)      The net asset value of the Class A Merger Shares, Class B Merger Shares, and Class Y Merger Shares and the value of the assets and liabilities of the Class A, Class B, and Class Y shares of Acquired Fund will be determined by Acquiring Fund, in cooperation with Acquired Fund, pursuant to procedures customarily used by Acquiring Fund in determining the market value of Acquiring Fund’s assets and liabilities.

(c)      No adjustment will be made in the net asset value of either Acquired Fund or Acquiring Fund to take into account differences in realized and unrealized gains and losses.

(d)      Acquiring Fund will issue the Merger Shares, registered in the name of Acquired Fund, to Acquired Fund. Acquired Fund shall then re-register the Class A Merger Shares, Class B Merger Shares, and Class Y Merger Shares in the names of the Class A, Class B and Class Y shareholders of Acquired Fund, respectively, in accordance with instructions furnished by Acquired Fund.

(e)      Acquiring Fund will assume all liabilities of Acquired Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of Acquired Fund or otherwise.

(f)      The Valuation Time is the time at which Acquired Fund calculates its net asset value, which is normally 3 p.m. Central Time, on November 27, 2009 (the “Valuation Time”).

3.      Fees and Expenses. All direct fees and expenses, including legal and accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred in connection with the consummation by Acquired Fund and Acquiring Fund of the transactions contemplated by this Agreement (together with the costs specified below, “Expenses”) will be borne by Madison Investment Advisers, LLC and/or its affiliates, including the costs of liquidating such of Acquired Fund’s portfolio securities as Acquiring Fund shall indicate it does not wish to acquire before the Exchange Date; and provided that such Expenses will in any event be paid by the party directly incurring such Expenses if and to the extent that the payment by the other party of such Expenses would result in the disqualification of Acquiring Fund or Acquired Fund, as the case may be, as a “regulated investment company” within the meaning of Section 851 of the Code.

4.       Exchange Date. Delivery of the assets of Acquired Fund to be transferred, assumption of the liabilities of Acquired Fund to be assumed and the delivery of the Merger Shares to be issued will be made at 7:00 a.m. Central Time on the next full business day following the Valuation Time (referred to herein as the “Exchange Date”).

5.      Dissolution. Acquired Fund agrees that the liquidation and dissolution of Acquired Fund will be effected in the manner provided in the Agreement and Declaration of Trust of the Trust in accordance with applicable law and that on and after the Exchange Date, Acquired Fund will not conduct any business except in connection with its liquidation and dissolution.

6.     Conditions to Acquiring Fund’s Obligations. The obligations of Acquiring Fund hereunder are subject to the following conditions:

(a)     That this Agreement is adopted and the transactions contemplated hereby are approved by the affirmative vote of at least a majority of the members of the Board of Trustees of the Trust (including a majority of those Trustees who are not “interested persons” of Acquired Fund or Acquiring Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)).

(b)      That Acquiring Fund will have received an opinion of DeWitt, Ross & Stevens, S.C. dated the Exchange Date to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for federal income tax purposes: (i) the transfer of all of the assets and liabilities of the Acquired Fund to the Acquiring Fund in exchange for shares of the Acquiring Fund and the distribution to shareholders of the Acquired Fund of shares of the Acquiring Fund, as described herein, will constitute a tax-free "reorganization" within the meaning of Section 368(a)(1)(C) of the Code, and the Acquired Fund and the Acquiring Fund each will be considered "a party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by the Acquired Fund upon (X) the transfer of its assets and liabilities to the Acquiring Fund in exchange for the issuance of shares of the Acquiring Fund to the Acquired Fund and the assumption by the Acquiring Fund of the Acquired Fund’s liabilities, if any, and (Y) the distribution by the Acquired Fund to its shareholders of shares of the Acquiring Fund received as a result of the Reorganization; (iii) no gain or loss will be recognized by the Acquiring Fund upon its receipt of the assets and liabilities of the Acquired Fund in exchange for the issuance of shares of the Acquiring Fund to the Acquired Fund and the assumption by the Acquiring Fund of the Acquired Fund's liabilities, if any; (iv) the tax basis of the Acquiring Fund shares received by a shareholder of the Acquired Fund in the aggregate will be the same as the aggregate tax basis of the shareholder’s Acquired Fund shares immediately prior to the Valuation Time; (v) the tax basis of the Acquiring Fund in the assets and liabilities of the Acquired Fund received pursuant to the reorganization will be the same as the tax basis of the assets and liabilities in the hands of the Acquired Fund immediately before the Valuation Time; (vi) the tax holding period for the shares of the Acquiring Fund issued in connection with the reorganization will be determined by including the period for which the shareholder held shares of the Acquired Fund exchanged therefore, provided that the shareholder held such shares of the Acquired Fund as capital assets; (vii) the tax holding period for the Acquiring Fund with respect to the assets and liabilities of the Acquired Fund received in the reorganization will include the period for which such assets and liabilities were held by the Acquired Fund; (viii) the Acquired Fund’s shareholders will not recognize gain or loss upon the exchange of their shares of the Acquired Fund for shares of the Acquiring Fund as part of the reorganization; (ix) the Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder; and (x) the tax year of the Acquired Fund will end on the Exchange Date.

(c)      That, before the Exchange Date, Acquired Fund declares a dividend or dividends which, together with all previous such dividends, has the effect of distributing to the shareholders of Acquired Fund (i) all of the excess of Acquired Fund’s investment income excludable from gross income under Section 103 of the Code over Acquired Fund’s deductions disallowed under Sections 265 and 171 of the Code, and all of Acquired Fund’s investment company taxable income (as defined in Section 852 of the

         Code and computed without regard to any deduction for dividends paid), in each case for Acquired Fund’s taxable year ending on or after November 1, 2008 and on or before the Exchange Date, and (ii) all of its net capital gain realized in the taxable year ending on or after November 1, 2008 and on or before the Exchange Date.

(d)      That Acquired Fund’s custodian has delivered to Acquiring Fund a certificate identifying all of the assets of Acquired Fund held by such custodian as of the Valuation Time.

(e)      That Acquired Fund’s transfer agent has provided to Acquiring Fund (i) a certificate setting forth the number of shares of Acquired Fund outstanding as of the Valuation Time, and (ii) the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder.

(f)      That Acquired Fund will have executed and delivered to Acquiring Fund an instrument of transfer dated as of the Exchange Date pursuant to which Acquired Fund will assign, transfer and convey all of the assets and other property to Acquiring Fund at the Valuation Time in connection with the transactions contemplated by this Agreement.

(g)     That a combination information statement/prospectus on Form N-14 will have become effective under the Securities Act of 1933, as amended (the “1933 Act”), and no stop orders suspending the effectiveness thereof shall have been issued, and to the best knowledge of the parties hereto, no investigation or proceeding for that purpose will have been instituted or pending, threatened or contemplated under the 1933 Act.

7.      Conditions to Acquired Fund’s Obligations. The obligations of Acquired Fund hereunder will be subject to the following conditions:

(a)      That this Agreement is adopted and the transactions contemplated hereby are approved by the affirmative vote of at least a majority of the members of the Board of Trustees of the Trust (including a majority of those Trustees who are not “interested persons” of Acquired Fund or Acquiring Fund, as defined in Section 2(a)(19) of the 1940 Act).

(b)      That Acquired Fund will have received the same opinion referenced in Section II.6(b) hereof.

(c)     That Acquiring Fund will have executed and delivered to Acquired Fund an Assumption of Liabilities certificate dated as of the Exchange Date pursuant to which Acquiring Fund will assume all of the liabilities of Acquired Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

8.      Termination. This Agreement may be terminated and the reorganization abandoned by resolution of the Board of Trustees of the Trust at any time prior to the Exchange Date if circumstances should develop that, in the opinion of the Board, make proceeding with the reorganization inadvisable. In the event of any such termination, there shall be no liability for damages on the part of Acquiring Fund, Acquired Fund, the Trust or the Trust’s Board of Trustees.

9.      Sole Agreement; Amendments. This Agreement supersedes all previous correspondence and oral communications regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except upon authorization of the Board of Trustees of the Trust and will be construed in accordance with and governed by the laws of Delaware.

      IN WITNESS WHEREOF, this Agreement and Plan of Reorganization has been signed by duly authorized officers of the Trust on behalf of the Acquiring Fund and the Acquired Fund as of the date first above written.

      MEMBERS MUTUAL FUNDS,
      on behalf of Small Cap Growth Fund

     By: /s/ Katherine L. Frank

     Name: Katherine L. Frank

     Title: President

      MEMBERS MUTUAL FUNDS,
      on behalf of Small Cap Value Fund

     By: /s/ Katherine L. Frank

     Name: Katherine L. Frank

     Title: President